SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
April 15, 2014
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirements, Resetting of Board Size, and Board Committee Realignment

The Governance Principles of Independent Bank Corp. (the “Company”) provide that Directors will be ineligible to serve on the Board once they attain the age of 72 and that Directors who reach that age during their elected term shall retire from the Board upon reaching the age of 72.

Effective as of Tuesday, April 15, 2014, the Board of Directors of the Company and Rockland Trust Company, the Company’s wholly-owned commercial bank subsidiary (“Rockland Trust”) accepted the retirement of Robert D. Sullivan from the Board of Directors of both the Company and Rockland Trust in accordance with the Company’s Governance Principles because he had reached the age of 72.

Effective as of Sunday, April 20, 2014 the Board of Directors of the Company and Rockland Trust accepted the retirement of Richard S. Anderson from the Board of Directors of both the Company and Rockland Trust in accordance with the Company’s Governance Principles because he had reached the age of 72.

In connection with those retirements the Board of Directors of the Company and Rockland Trust voted to:

•	decrease the size of both the Board of Directors of the Company and of Rockland Trust from fifteen to thirteen;

•	decrease the number of Class I Directors on the Company’s Board of Directors from five to four;

•	decrease the number of Class III Directors on the Company’s Board of Directors from five to four;

•	reconstitute and appoint the Audit Committee, as follows:

Eileen C. Miskell, Chair
Daniel F. O’Brien
Carl Ribeiro
John H. Spurr, Jr.

•	reconstitute and appoint the Nominating and Corporate Governance Committee, as follows:

Thomas R. Venables, Chair
Donna L. Abelli
Kevin J. Jones
Eileen C. Miskell
Carl Ribeiro

•	and, to ratify and confirm the existing membership of all other Board Committees.

Item 8.01 Other Events

See Exhibit 99.1 Transcript from April 17, 2014 Earnings Conference Call.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.    Description

99.1	Transcript from April 17, 2014 Earnings Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
Date: April 21, 2014	BY: /s/Robert Cozzone
ROBERT COZZONE
CHIEF FINANCIAL OFFICER AND TREASURER